Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	Carol Knies, 404.459.7653, cknies@homebanc.com
MEDIA CONTACT:	Mark Scott, 404.459.7452, mscott@homebanc.com

HOMEBANC CORP. ANNOUNCES COMPLETION OF PUBLIC OFFERING

OF APPROXIMATELY $1.089 BILLION OF MORTGAGE BACKED SECURITIES

ATLANTA, August 31, 2005, – HomeBanc Corp. (NYSE : HMB) (“HomeBanc” or the “Company”) announced today the completion on August 30, 2005, of a public offering through HomeBanc Mortgage Trust 2005-4 (the “Trust “) of approximately $1.089 billion of sequential-pay notes (the “Notes”) backed by adjustable rate, residential first and second mortgage loans. The approximate amount of each class of Notes issued, together with the interest rate and credit ratings for each class granted by S&P and Moody’s, respectively, are set forth below:

Class	Approximate Principal Amount	Interest Rate Formula (all 1-Month LIBOR)	Ratings by S&P / Moody’s
A-1	$932,897,800	LIBOR plus 0.27%	AAA / Aaa
A-2	$112,059,800	LIBOR plus 0.33%	AAA / Aaa
M-1	$13,447,200	LIBOR plus 0.47%	AA+ / Aa1
M-2	$11,766,300	LIBOR plus 0.49%	AA+ / Aa2
M-3	$7,283,900	LIBOR plus 0.54%	AA+ / Aa3
M-4	$11,766,300	LIBOR plus 0.65%	AA / A2
M-5*	$13,447,200	LIBOR plus 1.15%	A / nr
B-1*	$12,326,600	LIBOR plus 2.10%	BBB / nr
B-2*	$5,603,000	LIBOR plus 2.10%	BB / nr

*	Classes M-5, B-1 and B-2 were issued but not offered.

HomeBanc Corp. retained approximately $43.1 million of Class M-4, M-5, B-1 and B-2 notes, as well as a certificate representing the right to receive any residual distributions in the Trust. The Trust will be classified as a taxable mortgage pool for federal income tax purposes, and as a result, a portion of the residual income that is derived from HomeBanc’s interest in the Trust will be treated as excess inclusion income.

The Trust includes approximately $1.121 billion of adjustable rate, residential first and second mortgage loans originated by HomeBanc’s subsidiary, HomeBanc Mortgage Corporation. Substantially all of the mortgage loans provide for the payment of interest only for a period of up to 10 years, and in some cases after an initial fixed rate period of six months or three, five or seven years, based on the six-month LIBOR rate plus a margin.

HomeBanc will treat the Notes issued by the Trust and held by the public as debt for federal income tax purposes.

The Notes were sold by Bear Stearns & Co. Inc., JPMorgan Securities Inc., and KeyBanc Capital Markets as underwriters.

Kevin D. Race, HomeBanc Corp.’s president, chief operating officer and chief financial officer, commented, “Public offerings of mortgage backed securities continue to be the most efficient means of match-funding for our prime, adjustable rate mortgage loans. The level of spreads to LIBOR continues to be extremely attractive to alternative sources of funding. In addition, the Company retained bonds totaling $43.1 million which represent advantageous yields to our investment portfolio.”

Debra Watkins, HomeBanc Mortgage Corporation’s executive vice president of capital markets stated, “The successful execution of this securitization transaction surpasses $5.0 billion in securitized assets since our initial public offering in July 2004. We are pleased with our continued ability to access the capital markets and to diversify our investor base, which is consistent with our expectations for our securitization platform.”

HomeBanc Corp. is the parent company of HomeBanc Mortgage Corporation, a mortgage banking company that focuses on originating purchase money residential mortgage loans in the southeast United States. For more information about HomeBanc Corp., HomeBanc Mortgage Corporation or the Company’s mortgage products, contact HomeBanc at www.homebanc.com.

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and size of the Company’s individual future securitization transactions. Such forward-looking statements are based on information presently available to the Company’s management and are subject to various risks and uncertainties, including, without limitation, those described in the Company’s SEC reports and filings under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

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